Exhibit 99.1

August 16, 2004
For 7:00am EST Release
Contacts:	Shareholders'/Analysts' Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE'S REPORTS RECORD SECOND QUARTER EARNINGS

-- Second Quarter Total Sales Increased 17.3 Percent --

-- Second Quarter Comparable Store Sales Increased 5.1 Percent --

MOORESVILLE, N.C.  - Lowe's Companies, Inc. (NYSE: LOW), the world's second largest home improvement retailer, today reported net earnings of $704 million for the quarter ended July 30, 2004, a 17.9 percent increase over the same period a year ago. Diluted earnings per share increased 18.7 percent to $0.89 from $0.75 in the second quarter of 2003. For the six months ended July 30, 2004, net earnings grew 14 percent to $1.16 billion while diluted earnings per share increased 14.2 percent to $1.45.

Sales for the quarter increased 17.3 percent to $10.2 billion, up from $8.7 billion in the second quarter of 2003. Comparable store sales for the second quarter increased 5.1 percent.  For the six months ended July 30, 2004, sales increased 19.4 percent to $18.9 billion.  Comparable store sales increased 7.2 percent in the first half of 2004.

"Robust housing turnover, record home ownership, attractive mortgage rates and improving consumer confidence highlighted a solid performance in the second quarter where our stores delivered record earnings," explained Robert L. Tillman, Lowe's chairman and CEO.  "A strong and vibrant housing market, combined with the commitment of our employees to provide excellent customer service, are the foundations for our confidence in the future."

"Following a solid start to the quarter, sales weakened in June as several factors, including adverse weather in many parts of the country, impacted consumers' ability to initiate typical late spring and early summer projects," said Lowe's President, Robert A. Niblock. "Sales rebounded in July, and we were pleased with the direction of business as the quarter concluded.  We continue to invest in our stores and enhance displays with product resets, ensuring a great shopping environment for our customers.  As our merchants continue to drive innovation and our stores provide excellent service, we're confident that we have the programs to deliver strong results in the second half of 2004."

During the quarter, Lowe's opened 20 new stores including 3 relocations. As of July 30, 2004, Lowe's operated 997 stores in 45 states representing 113.8 million square feet of retail selling space, a 14.2 percent increase over last year.

A conference call to discuss second quarter 2004 operating results is scheduled for today (Monday, August 16) at 9:00 a.m. EDT. Please dial 888-817-4020 (international callers dial 706-679-6090) to participate. A webcast of the call will take place simultaneously and can be accessed by visiting Lowe's website at www.Lowes.com/investor and clicking on Lowe's Second Quarter 2004 Earnings Conference Call Webcast. A replay of the call will be archived on Lowes.com for seven days.

Lowe's Business Outlook

This outlook is based on current expectations and includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Third Quarter 2004 (comparisons to third quarter 2003)

  The company expects to open 33 stores reflecting square footage growth of approximately 13 percent

  Total sales are expected to increase approximately 15 percent

  The company expects to report a comparable store sales increase of 3 to 4 percent

  Operating margin (defined as gross margin less SG&A and depreciation) is expected to remain approximately flat to last year as a percent of sales

  Store opening costs are expected to be approximately $35 million

  Diluted earnings per share of $0.65 to $0.66 are expected

  Lowe's third quarter ends on October 29, 2004 with operating results to be publicly released on Monday, November 15, 2004

Fiscal Year 2004 (comparisons to fiscal year 2003)

  The company expects to open 140 stores in 2004 reflecting total square footage growth of approximately 14 percent

  Total sales are expected to increase approximately 18 percent for the year

  The company expects to report a comparable store sales increase of approximately 6 percent

  Including the estimated 60 basis point negative impact of EITF 02-16, operating margin (defined as gross margin less SG&A and depreciation) is expected to decline 25 to 35 basis points

  Store opening costs are expected to be approximately $128 million

  Including the estimated $0.16 impact of EITF 02-16, diluted earnings per share of $2.69 to $2.71 are expected for the fiscal year ending January 28, 2005. Excluding the impact of the accounting change, diluted earnings per share of $2.85 to $2.87 would be expected. Our presentation of this measure is intended to allow investors to compare our projected fiscal 2004 performance with that in fiscal 2003.

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements of the Company's expectations for sales growth, earnings and performance, capital expenditures, store openings, demand for services, and any statement of an assumption underlying any of the foregoing, constitute "forward-looking statements" under the Act.  Although the Company believes that the expectations, opinions, projections, and comments reflected in such forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied in our forward-looking statements including, but not limited to, fluctuations in the overall condition of the U.S. economy, environment affecting new store development, the Company's ability to attract, train, and retain highly-qualified personnel, stability of costs and availability of sourcing channels, the Company's ability to manage its growth and respond to competition, impact of regulatory and legal matters, and the Company's ability to absorb lost sales resulting from unanticipated weather conditions.  Additional information regarding these and other risks and uncertainties are provided in our periodic filings with the Securities and Exchange Commission. The forward-looking statements contained in this news release speak only as of this date and we do not assume any obligation to update any such statements.

With fiscal year 2003 sales of $30.8 billion, Lowe's Companies, Inc. is a FORTUNE 50 company that serves approximately 10 million customers a week at more than 975 home improvement stores in 45 states. In 2004, FORTUNE named Lowe's America's Most Admired Specialty Retailer for a second consecutive year. Based in Mooresville, N.C., the 58-year old company is the second largest home improvement retailer in the world. For more information, visit Lowes.com

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Six Months Ended
	May 30, 2004		August 1, 2003		July 30, 2004		August 1, 2003
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Net Sales	$ 10,169	100.00	$ 8,666	100.00	$ 18,850	100.00	$ 15,784	100.00
Cost of Sales	6,780	66.68	6,040	69.70	12,591	66.80	10,939	69.30
Gross Margin	3,389	33.32	2,626	30.30	6,259	33.20	4,845	30.70
Expenses:
Selling, general and administrative	1,967	19.34	1,416	16.34	3,821	20.27	2,715	17.20
Store opening costs	18	0.17	27	0.31	39	0.21	46	0.29
Depreciation	216	2.13	184	2.12	424	2.25	363	2.30
Interest	45	0.44	45	0.52	93	0.49	93	0.59
Total expenses	2,246	22.08	1,672	19.29	4,377	23.22	3,217	20.38
Pre-tax earnings	1,143	11.24	954	11.01	1,882	9.98	1,628	10.32
Income tax provision	439	4.32	360	4.16	723	3.83	615	3.90
Earnings from continuing operations	704	6.92	594	6.85	1,159	6.15	1,013	6.42
Earnings from discontinued operations, net of tax	-	0.00	3	0.04	-	0.00	4	0.03

Net earnings	$ 704	6.92	$ 597	6.89	$ 1,159	6.15	$ 1,017	6.45

Weighted average shares outstanding - Basic	776		784		781		783

Basic earnings per share:
Continuing operations	$ 0.91		$ 0.76		$ 1.48		$ 1.30
Discontinued operations	-		-		-		-
Basic earnings per share	$ 0.91		$ 0.76		$ 1.48		$ 1.30

Weighted average shares outstanding - Diluted	796		804		802		803

Diluted earnings per share:
Continuing operations	$ 0.89		$ 0.75		$ 1.45		$ 1.27
Discontinued operations	-		-		-		-
Diluted earnings per share	$ 0.89		$ 0.75		$ 1.45		$ 1.27

Retained Earnings
Balance at beginning of period	$ 8,109		$ 6,288		$ 7,677		$ 5,887
Net earnings	704		597		1,159		1,017
Cash dividends	(31)		(20)		(54)		(39)
Balance at end of period	$ 8,782		$ 6,865		$ 8,782		$ 6,865

Lowe's Companies, Inc.
Consolidated Statements of Earnings, Actual and Pro Forma (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended
			Pro Forma
	Actual	Pro Forma	Adjusted*	Actual
Current Earnings	July 30, 2004	Adjustments*	July 30, 2004	August 1, 2003
Net Sales	$ 10,169	$ -	$ 10,169	$ 8,666
Cost of Sales	6,780	314	7,094	6,040
Gross Margin	3,389	(314)	3,075	2,626
Expenses:
Selling, general and administrative	1,967	(322)	1,645	1,416
Store opening costs	18	-	18	27
Depreciation	216	-	216	184
Interest	45	-	45	45
Total expenses	2,246	(322)	1,924	1,672
Pre-tax earnings	1,143	8	1,151	954
Income tax provision	439	3	442	360
Earnings from continuing operations	$ 704	$ 5	$ 709	$ 594
Earnings from discontinued operations, net of tax	-	-	-	3

Net earnings	$ 704	$ 5	$ 709	$ 597

Weighted average shares outstanding - Basic	776	776	776	784

Basic earnings per share:
Continuing operations	$ 0.91	$ 0.01	$ 0.92	$ 0.76
Discontinued operations	-	-	-	-
Basic earnings per share	$ 0.91	$ 0.01	$ 0.92	$ 0.76

Weighted average shares outstanding - Diluted	796	796	796	804

Diluted earnings per share:
Continuing operations	$ 0.89	$ 0.01	$ 0.90	$ 0.75
Discontinued operations	-	-	-	-
Diluted earnings per share	$ 0.89	$ 0.01	$ 0.90	$ 0.75

*: Reflects the impact of EITF 02-16 on the Consolidated Statement of Earnings for the three months ended July 30, 2004.

	Six Months Ended
			Pro Forma
	Actual	Pro Forma	Adjusted*	Actual
Current Earnings	July 30, 2004	Adjustments*	July 30, 2004	August 1, 2003
Net Sales	$ 18,850	$ -	$ 18,850	$ 15,784
Cost of Sales	12,591	417	13,008	10,939
Gross Margin	6,259	(417)	5,842	4,845
Expenses:
Selling, general and administrative	3,821	(630)	3,191	2,715
Store opening costs	39	-	39	46
Depreciation	424	-	424	363
Interest	93	-	93	93
Total expenses	4,377	(630)	3,747	3,217
Pre-tax earnings	1,882	213	2,095	1,628
Income tax provision	723	82	805	615
Earnings from continuing operations	$ 1,159	$ 131	$ 1,290	$ 1,013
Earnings from discontinued operations, net of tax	-	-	-	4

Net earnings	$ 1,159	$ 131	$ 1,290	$ 1,017

Weighted average shares outstanding - Basic	781	781	781	783

Basic earnings per share:
Continuing operations	$ 1.48	$ 0.17	$ 1.65	$ 1.30
Discontinued operations	-	-	-	-
Basic earnings per share	$ 1.48	$ 0.17	$ 1.65	$ 1.30

Weighted average shares outstanding - Diluted	802	802	802	803

Diluted earnings per share:
Continuing operations	$ 1.45	$ 0.16	$ 1.61	$ 1.27
Discontinued operations	-	-	-	-
Diluted earnings per share	$ 1.45	$ 0.16	$ 1.61	$ 1.27

*: Reflects the impact of EITF 02-16 on the Consolidated Statement of Earnings for the six months ended July 30, 2004.

Lowe's Companies, Inc.
Consolidated Balance Sheets
In Millions, Except Par Value Data

		(Unaudited) July 30, 2004	(Unaudited) August 1, 2003	January 30, 2004
Assets
Current assets:
Cash and cash equivalents		$ 840	$ 1,550	$ 1,446
Short-term investments		191	137	178
Accounts receivable - net		38	199	131
Merchandise inventory		5,272	4,652	4,584
Deferred income taxes		80	67	59
Other assets		81	66	121

Total current assets		6,502	6,671	6,519

Property, less accumulated depreciation		12,858	10,955	11,945
Long-term investments		155	116	169
Other assets		217	172	241

Total assets		$ 19,732	$ 17,914	$ 18,874

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt		$ 34	$ 73	$ 77
Accounts payable		2,471	2,468	2,227
Accrued salaries and wages		250	246	335
Other current liabilities		1,978	1,526	1,561

Total current liabilities		4,733	4,313	4,200

Long-term debt, excluding current maturities		3,664	3,684	3,678
Deferred income taxes		726	524	657
Other long-term liabilities		62	20	30

Total liabilities		9,185	8,541	8,565

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-	-
Common stock - $.50 par value;
Shares Issued and Outstanding
July 30, 2004	772
August 1, 2003	785
January 30, 2004	787	386	392	394
Capital in excess of par		1,380	2,116	2,237
Retained earnings		8,782	6,865	7,677
Accumulated other comprehensive income		(1)	-	1

Total shareholders' equity		10,547	9,373	10,309

Total liabilities and shareholders' equity		$ 19,732	$ 17,914	$ 18,874

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Six Months Ended
	July 30, 2004	August 1, 2003
Cash flows from operating activities:
Net earnings	$ 1,159	$ 1,017
Earnings from discontinued operations, net of tax	-	(4)
Earnings from continuing operations	1,159	1,013

Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	433	373
Deferred income taxes	48	37
Loss on disposition/writedown of fixed and other assets	10	15
Stock-based compensation expense	41	15
Tax effect of stock options exercised	12	10
Changes in operating assets and liabilities:
Accounts receivable - net	93	(22)
Merchandise inventory	(688)	(683)
Other operating assets	40	46
Accounts payable	244	661
Other operating liabilities	364	219
Net cash provided by operating activities from continuing operations	1,756	1,684

Cash flows from investing activities:
Decrease (increase) in investment assets:
Short-term investments	71	192
Purchase of long-term investments	(78)	(247)
Proceeds from sale/maturity of long-term investments	6	99
Increase in other long-term assets	(21)	(28)
Fixed assets acquired	(1,370)	(1,010)
Proceeds from the sale of fixed and other long-term assets	68	44
Net cash used in investing activities from continuing operations	(1,324)	(950)

Cash flows from financing activities:
Net decrease in short-term borrowings	-	(50)
Repayment of long-term debt	(60)	(17)
Proceeds from employee stock purchase plan	30	25
Proceeds from stock options exercised	46	48
Cash dividend payments	(54)	(39)
Repurchase of common stock	(1,000)	-
Net cash (used in) provided by financing activities from continuing operations	(1,038)	(33)

Net cash provided by discontinued operations	-	(4)

Net (decrease) increase in cash and cash equivalents	(606)	697
cash and cash equivalents, beginning of period	1,446	853
Cash and cash equivalents, end of period	$ 840	$ 1,550